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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549
                            ________________________

                                    FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported):  May 2, 2001


                           Host Marriott Corporation
               (Exact Name of Registrant as Specified in Charter)


   Maryland                     001-05664               53-0085950
 (State or Other             (Commission File        (I.R.S. Employer
 Jurisdiction of                 Number)           Indemnification no.)
 Incorporation)

           10400 Fernwood Road
           Bethesda, Maryland                  20817
(Address of Principal Executive Offices)    (Zip Code)


      Registrant's telephone number, including area code:  (301) 380-9000

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Item 5.  Other Events.

         Host Marriott Corporation (the "Company"), Host Marriott, L.P. ("Host LP") and various entities affiliated with The Blackstone Group (the "Blackstone Entities") entered into an Underwriting Agreement dated as of May 2, 2001 (the "Underwriting Agreement") with Salomon Smith Barney Inc. (the "Underwriter"). Pursuant to Host LP's partnership agreement, the Company agreed to issue to the Blackstone Entities 10,000,000 shares of its common stock, par value $.01 per share (the "Common Stock"), upon redemption of units of limited partnership interest in Host LP and, subject to the terms and conditions contained in the Underwriting Agreement, the Blackstone Entities agreed to sell to the Underwriter the 10,000,000 shares of Common Stock for delivery on May 8, 2001.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (A)  Financial statements of business acquired.

              Not applicable.

         (B)  Pro forma financial information.

              Not applicable.

         (C)  Exhibits.


Exhibit No.                  Description
-----------                  -----------
   1.1                       Underwriting Agreement dated as of May 2, 2001
                             among Host Marriott Corporation, Host Marriott,
                             L.P., Salomon Smith Barney Inc. and the Blackstone
                             Entities.

   8.1                       Tax Opinion of Hogan & Hartson L.L.P.
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        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             HOST MARRIOTT CORPORATION


                                             By: /s/ Robert E. Parsons, Jr.
                                                ---------------------------
Date:  May 8, 2001                              Name: Robert E. Parsons, Jr.
                                                Title:  Executive Vice President
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                                 Exhibit Index

        Exhibit No.          Description
        -----------          -----------
            1.1              Underwriting Agreement dated as of May 2, 2001
                             among Host Marriott Corporation, Host Marriott,
                             L.P., Salomon Smith Barney Inc. and the Blackstone
                             Entities.

            8.1              Tax Opinion of Hogan & Hartson L.L.P.